EXHIBIT 99.1

Higher One Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On October 14, 2015, Higher One, Inc., a subsidiary of Higher One Holdings, Inc., or Higher One, entered into an Asset Purchase Agreement with CL NewCo, Inc., or NewCo, an affiliate of Leeds Equity Partners, for the sale of substantially all of the assets of Higher One’s data analytics business, referred to as Campus Labs, as disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2015. On November 25, 2015, Higher One completed the sale of the Campus Labs business to NewCo. Pursuant to the terms of the Asset Purchase Agreement, the parties agreed upon a purchase price of $91.0 million, subject to adjustment to reflect changes in certain working capital items prior to the closing. At the closing, the purchase price was reduced by $4.0 million to reflect estimated closing date net working capital.

At the time of closing, (1) Higher One received total cash consideration of approximately $55.2 million, (2) NewCo paid $30 million on Higher One’s behalf to reduce the amount outstanding under Higher One’s credit facility, and (3) NewCo placed $1.9 million into an escrow account for potential indemnification claims and a future working capital adjustment.

The accompanying unaudited pro forma consolidated statements of operations for the years ended December 31, 2014, 2013 and 2012 and the nine months ended September 30, 2015 are presented as if the sale of Campus Labs had occurred on August 8, 2012, the date that Higher One originally acquired the Campus Labs business. The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2015 is presented as if the sale of Campus Labs had occurred on September 30, 2015. The pro forma adjustments related to the sale of Campus Labs do not reflect the final purchase price or final asset and liability balances of the Campus Labs business and are based on available information and assumptions that management believes are (1) directly attributable to the disposal; (2) are factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results. The pro forma adjustments may differ from those that will be calculated to report discontinued operations in future filings. The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

The following is a brief description of the amounts recorded under each of the column headings in the unaudited pro forma consolidated statements of operations and balance sheet. This unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical audited financial statements and notes thereto as included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2015.

Historical Higher One

This column reflects our historical audited operating results for the years ended December 31, 2014, 2013 and 2012 and the historical unaudited operating results of continuing operations and financial condition as of and for the nine months ended September 30, 2015 prior to any adjustment for the sale of Campus Labs described above.

Disposition of Campus Labs

This column reflects the elimination of the historical operating results of the Campus Labs business for the years ended December 31, 2014, 2013 and 2012 and the nine months ended September 30, 2015 at the amounts that have been reflected in our consolidated statements of operations for those periods, as well as the impact the sale of Campus Labs had on our credit facility. The disposition column on the unaudited pro forma consolidated balance sheet as of September 30, 2015 reflects the value of the assets and liabilities included in the Campus Labs business as of that date, as well as the impact of such disposition on our credit facility. As a direct result of the disposition of Campus Labs, we amended the credit facility. The amendment to the credit facility required that $30.0 million of the purchase price be used to pay down the balance of our credit facility; the size of the credit facility was also reduced. An estimated non-recurring gain of $34.3 million, net of tax, has not been included in the unaudited pro forma statement of income, but will be reflected in the historical income statement when the transaction is consummated.

Higher One Holdings, Inc.

Pro Forma Condensed Consolidated Balance Sheet - unaudited

(In thousands of dollars, except shares and per share amounts)

	As of September 30, 2015
	Historical Higher One	Disposition of Campus Labs		Pro Forma

Assets
Cash	$27,785	$51,207	(a)	$78,992
Other current assets	38,202	(3,688)	(a),(b)	34,514
Fixed assets, net	43,374	(426)	(b)	42,948
Intangible assets, net	51,637	(18,588)	(b)	33,049
Goodwill	67,403	(14,380)	(b)	53,023
Other non-current assets	19,586	(1,875)	(c)	17,711
Total assets	$247,987	$12,250		$260,237

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,044	$-		$2,044
Accrued expenses	50,423	20,453	(b), (d)	70,876
Deferred revenue	31,930	(12,023)	(b)	19,907
Total current liabilities	84,397	8,430		92,827
Debt	59,000	(30,000)	(c)	29,000
Other non-current liabilities	14,042	(296)	(b)	13,746
Total liabilities	157,439	(21,866)		135,573

Stockholders’ equity:
Common stock, $0.001 par value	60	-		60
Additional paid-in capital	189,746	-		189,746
Treasury stock	(137,899)	-		(137,899)
Retained earnings	38,641	34,116	(e)	72,757
Total stockholders’ equity	90,548	34,116		124,664
Total liabilities and stockholders’ equity	$247,987	$12,250		$260,237

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Higher One Holdings, Inc.

Pro Forma Condensed Consolidated Statements of Operations - unaudited

(In thousands of dollars, except shares and per share amounts)

	Nine Months Ended September 30, 2015
	Historical Higher One	Disposition of Campus Labs		Pro Forma

Net revenue	$145,589	$(12,618)	(f)	$132,971
Cost of revenue	77,479	(1,432)	(f)	76,047
Gross margin	68,110	(11,186		56,924
Operating expenses	73,749	(7,532)	(f)	66,217
Income (loss) from operations	(5,639)	(3,654)		(9,293)
Interest income	63	-		63
Interest expense	(3,894)	1,818	(g)	(2,076)
Other income	1,357	-		1,357
Net income (loss) before income taxes	(8,113)	(1,836)		(9,949)
Income tax expense (benefit)	(2,321)	(698)	(h)	(3,019)
Net income (loss) from continuing operations	$(5,792)	$(1,138)		$(6,930)

Net income (loss) available to common stockholders:
Basic	(5,792)			(6,930)
Diluted	(5,792)			(6,930)

Weighted average shares outstanding:
Basic	47,605,164			47,605,164
Diluted	47,605,164			47,605,164

Net income (loss) available to common stockholders per common share:
Basic	$(0.12)			$(0.15)
Diluted	$(0.12)			$(0.15)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Higher One Holdings, Inc.

Pro Forma Condensed Consolidated Statements of Operations - unaudited

(In thousands of dollars, except shares and per share amounts)

	Year Ended December 31, 2014
	Historical Higher One	Disposition of Campus Labs		Pro Forma

Net revenue	$220,111	$(14,448)	(f)	$205,663
Cost of revenue	102,389	(1,782)	(f)	100,607
Gross margin	117,722	(12,666)		105,056
Operating expenses	90,584	(7,636)	(f)	82,948
Income from operations	27,138	(5,030)		22,108
Interest income	92	-		92
Interest expense	(3,266)	988	(g)	(2,278)
Other income	678	-		678
Net income before income taxes	24,642	(4,042)		20,600
Income tax expense (benefit)	9,675	(1,536)	(h)	8,139
Net income from continuing operations	$14,967	$(2,506)		$12,461

Net income available to common stockholders:
Basic	14,967			12,461
Diluted	14,967			12,461

Weighted average shares outstanding:
Basic	47,209,780			47,209,780
Diluted	48,050,039			48,050,039

Net income available to common stockholders per common share:
Basic	$0.32			$0.26
Diluted	$0.31			$0.26

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Higher One Holdings, Inc.

Pro Forma Condensed Consolidated Statements of Operations - unaudited

(In thousands of dollars, except shares and per share amounts)

	Year Ended December 31, 2013
	Historical Higher One	Disposition of Campus Labs		Pro Forma

Net revenue	$211,123	$(11,157)	(f)	$199,966
Cost of revenue	88,824	(1,810)	(f)	87,014
Gross margin	122,299	(9,347)		112,952
Operating expenses	101,238	(8,287)	(f)	92,951
Merger and acquisition related, net	(4,791)	5,293	(f)	502
Income from operations	25,852	(6,353)		19,499
Interest income	88	-		88
Interest expense	(3,082)	-		(3,082)
Other income	622	-		622
Net income before income taxes	23,480	(6,353)		17,127
Income tax expense (benefit)	9,352	(2,414)	(h)	6,938
Net income from continuing operations	$14,128	$(3,939)		$10,189

Net income available to common stockholders:
Basic	14,128			10,189
Diluted	14,128			10,189

Weighted average shares outstanding:
Basic	46,717,359			46,717,359
Diluted	48,368,365			48,368,365

Net income available to common stockholders per common share:
Basic	$0.30			$0.22
Diluted	$0.29			$0.21

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Higher One Holdings, Inc.

Pro Forma Condensed Consolidated Statements of Operations - unaudited

(In thousands of dollars, except shares and per share amounts)

	Year Ended December 31, 2012
	Historical Higher One	Disposition of Campus Labs		Pro Forma

Net revenue	$197,720	$(2,898)	(f)	$194,822
Cost of revenue	80,280	(703)	(f)	79,577
Gross margin	117,440	(2,195)		115,245
Operating expenses	63,826	(2,839)	(f)	60,987
Merger and acquisition related, net	(5,828)	5,828	(f)	-
Income from operations	59,442	(5,184)		54,258
Interest income	109	-		109
Interest expense	(967)	-		(967)
Other income	310	-		310
Net income before income taxes	58,894	(5,184)		53,710
Income tax expense (benefit)	22,024	(1,970)	(h)	20,054
Net income from continuing operations	$36,870	$(3,214)		$33,656

Net income available to common stockholders:
Basic	36,870			33,656
Diluted	36,870			33,656

Weighted average shares outstanding:
Basic	53,877,879			53,877,879
Diluted	56,728,807			56,728,807

Net income available to common stockholders per common share:
Basic	$0.68			$0.62
Diluted	$0.65			$0.59

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Higher One Holdings, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations.

(a)

Proceeds from sale of $91,000, less working capital adjustment of $3,973, less $30,000 which was paid directly to our lenders by the buyer to reduce the amount outstanding under our credit facility, less $1,865 which was deposited into escrow ( reflected as an addition to other current assets) and net of transaction related expenses of $3,955

(b)	Elimination of assets / liabilities attributable to the Campus Labs business

(c)

Paydown of credit facility ($30,000) required in connection with credit facility amendment to allow for sale of the Campus Labs business and an associated reduction in our deferred financing costs of $1,875 as a result of the reduction in borrowing capacity from the credit facility amendment

(d)	Taxes of $20,910, which is based on an estimated gain on sale of $55,026 at the combined federal and state statutory rate of 38%

(e)	Gain on sale of Campus Labs business

(f)	Reflects the elimination of revenue, cost of revenue and operating expenses attributable to the Campus Labs business

(g)

Reflects the reduction of interest expense due to the use of proceeds to repay $30,000 of the credit facility at the interest rate in effect for the period presented (3.8% for the nine months ended September 30, 2015 and 2.4% for the year ended December 31, 2014) and reduction of interest expense related to deferred financing costs as a result of the reduction in borrowing capacity from the credit facility amendment

(h)	Reflects the income tax effect of the pro-forma adjustments, using the historical combined federal and state statutory rate in effect for the period presented